                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 March 15, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)


                                FINDEX.COM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     Nevada                            88-0379462
          ---------------------------           -------------------------
         (State or other jurisdiction                 (IRS Employer
               of incorporation)                   Identification No.)


                            ------------------------
                            (Commission File Number)

                               11640 Arbor Street
                                    Suite 201
                              Omaha, Nebraska 68144
--------------------------------------------------------------------------------
               (Address of principal executive offices (zip code))


                                 (402) 333-1900
                              (402) 778-5763 (fax)
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                              Reagan Holdings, Inc.
                             39 Broadway, Suite 2704
                            New York, New York 10006
--------------------------------------------------------------------------------
                        (Former Name and Former Address)




ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

(a) Pursuant to a Share Exchange Agreement (the "Agreement") dated March 07, 2000, FindEx.com, Inc., a Nevada corporation ("FindEx.com" or the "Company"), acquired all of the issued and outstanding capital stock of Reagan Holdings, Inc. ("Reagan") from the shareholders of Reagan in a pro rata exchange for an aggregate of 150,000 shares of FindEx.com's common stock, par value $0.001 per share (the "Share Exchange"). There were seven shareholders of Reagan immediately prior to the Share Exchange. They were MHE Projix LLC, a Florida limited liability company, Mark Elenowitz, Louis Taubman, David Simonetti, Thomas Bostic Smith, William Quigley, Jr., and Barry Labell, who held 5,000,000 shares of Reagan common stock in the aggregate. As a result of the Share Exchange, 100% of the outstanding capital stock of Reagan is owned by FindEx.com and Reagan became a wholly-owned subsidiary of FindEx.com. Prior to the Share Exchange, FindEx.com had 9,441,346 shares of common stock issued and outstanding. Following the Share Exchange, FindEx.com had 9,591,346 shares of common stock issued and outstanding. A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

            Upon effectiveness of the Share Exchange, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, FindEx.com became the successor issuer to Reagan for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective March 15, 2000.




--------------------------------------------------------------------------------

(b) The following table contains information regarding the shareholdings of the Company's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's common stock:



                                             AMOUNT OF COMMON STOCK        PERCENT OF COMMON STOCK
                                               BENEFICIALLY OWNED            BENEFICIALLY OWNED(1)
                                             ----------------------        -----------------------

Directors and Officers
----------------------

Joseph V. Szczepaniak                              150,000                         1.60%
William E. Terrill                                  50,000                      less than 1%


5% or More Stockholders
-----------------------

None.



-------------

(1) Based on 9,591,346 shares issued and outstanding after the Share Exchange.



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         (a) The consideration provided by the parties pursuant to the Agreement was negotiated between FindEx.com and the former Reagan shareholders. In evaluating the Share Exchange transaction, the former Reagan shareholders used criteria such as the value of the assets of FindEx.com, FindEx.com's ability to compete in its markets, the current and anticipated business operations of FindEx.com. FindEx.com considered the value of Reagan's status as a publicly reporting shell company and its ability to succeed to the reporting status of Reagan.

                                    BUSINESS

The Company - Background

         FindEx.com, Inc. is a retail, wholesale, and Internet (www.Quickverse.com) supplier of software products to business and religious organizations and individuals. As the premier Bible study software provider, the company develops and publishes church and Bible study software products designed to simplify biblical research, streamline church office tasks, provide easy access to Bible-related stories and enhance the user's understanding of the Bible. FindEx.com also offers financial information and decision support services online through its Web site, www.findex.com.

                          Bible Study Software Business

         In May 1999, the Company determined to pursue a two-fold business plan related to the development and sales of religious software products. The first step is to be the premier provider of Bible study and related products and content to the domestic and international markets through both acquiring established companies and ongoing internal development of products and Bible-related content. In July 1999, the Company completed an exclusive license agreement with Mattel (MAT) Corporation for the Parsons Church Division of Mattel. In so doing, FindEx.com obtained the exclusive right to market, sell, and continue to develop several top-selling Bible study software products including the Zondervan NIV Bible and QuickVerse. QuickVerse is the company's flagship product with over 800,000 certified copies sold. Additionally, the Company is extending the bible software category into more of a broad-based "inspirational" category both at secular and Christian retail stores by providing broader and deeper content. Examples include children's





--------------------------------------------------------------------------------
educational titles, Christian graphics programs, Sunday school teaching aides, and inspirational commentaries and devotionals.

         In addition to the exclusive License Agreement, the Company also entered into an exclusive Distribution Agreement with Mattel whereby the Company has the exclusive right to sell other Mattel software titles into the Christian Bookseller Association (CBA) market and Mattel has the exclusive right to sell FindEx.com products into the secular retail market. The Company also uses the strength of Mattel's direct marketing group to market and sell its products directly to the consumer. The potential market for inspirational and Bible study software in the United States alone is substantial. A 1999 Gallup poll found 55 percent of Americans identified themselves as Protestant, while 28 percent identified themselves as Catholic. The number who describe themselves as born-again or evangelical Christians is at an all-time high of 47 percent. Religious retailing is a $3 billion business according to the Christian Booksellers Association (CBA). The 3,500-store segment has a few chains, Family Christian Stores being the largest with 340 stores. The growth in religious sales is being driven partly by churchgoer's increased spending power. According to the CBA, the average Christian shopper is well-educated, aged 30 to 49 and has a net income of more than $40,000.

         As religious retailing increases, secular stores are offering more religious products. For example, Wal-Mart is offering more shelf space to religious products, while 70 percent of religious books are available at chains such as Barnes and Noble. In an article entitled "Pennies from Heaven," from the December 1999 issue of Chain Store Executive, Amazon.com is credited as presently being the largest seller of Christian books and music on the Internet. In the same article Jupiter Communications, an Internet commerce research company predicts the online retail market for religious commerce will be $7 billion by 2003.

         According to SOMA Communications, Inc. a Christian broadcast market research firm utilizing data supplied by Simmons, over 70 percent of Christians on the Internet have an annual income in excess of $40,000 and over 30 percent of Christians on the Internet have annual income of over $75,000. According to Christianity Today, Inc., a publisher of Christian periodicals, when compared to the general U.S. population, Christians are approximately 25 percent more likely to own a computer and approximately 15 percent more likely to own a modem.

         The second step is to build upon the Company's existing financial information products and services. The Company currently markets MEMBERSHIP PLUS and MEMBERSHIP PLUS - CHURCH OFFICE. Both of these products provide church database, financial management tools and church productivity tools. The Company has sold this suite of products to over 25,000 church and para-church ministries. As the Company continues to develop the financial information and financial decision making tools through its Findex.com web site it has the natural base of existing users to provide a broad range of products and services. The Company believes that it can use a very strong brand and affinity group marketing strategy to extend their products beyond the traditional Bible, reference and inspirational productivity tools into a broader market base including fund raising, debt management and building fund decision tools. The first step in extending this market is providing this set of products and services to the church and para-church ministries. The second step will be to provide similar tools customized to the attendees of these churches.

                               Business Expansion

         In order to implement the Company's business plan, the Company seeks to acquire companies in the Bible Study, e-commerce and financial information marketplace through merger, acquisition and strategic alliance. FindEx.com is in serious discussions with three other strategic acquisition prospects in these industries. The Company has not restricted the type of companies it may acquire. The Company may acquire a business that only recently commenced operations, or a developing company in need of additional funds to expand into new products or markets, or an established business that may be experiencing financial or operating difficulties and needs additional capital which is perceived to be easier to raise by a public company. In some instances, a business opportunity may involve acquiring or merging with a corporation which does not need substantial additional cash but which desires to establish a public trading


--------------------------------------------------------------------------------
market for its common stock. The Company may purchase assets and establish wholly-owned subsidiaries in various businesses or purchase existing businesses as subsidiaries.

         Because business opportunities may occur in many different industries and at various stages of development, the task of comparative investigation and analysis of such business opportunities will be extremely difficult and complex. The Company will also incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the legal fees for preparing acquisition documentation, due diligence investigation costs and the costs of preparing reports and filings with the Securities and Exchange Commission.

         The Company will seek potential business opportunities from all known sources, but will rely principally on personal contacts of its officers and directors as well as indirect associations between them and other business and professional people. From time to time, the Company may engage the services of consultants and or other outside professionals for their assistance in locating and evaluating appropriate business opportunities.

         The Company requires significant additional funding in order to accomplish its business plan.

                                   COMPETITION

          The Company will continue to face competition in secular, CBA, direct and Internet sales. However, Management feels that it's uniquely positioned to continue to be the premier provider of Bible-study related software and that FindEx.com is the only company in a position to evolve the "inspirational" category in these markets. With the Company's exclusive agreement to market Mattel products into CBA, the Company already offers many more titles to CBA and therefore dominates the shelf space at CBA. Many of the Company's competitors are limited to just a few software titles and have limited resources to expand their product offerings. FindEx.com has the advantage of offering titles with such brand names as American Greetings (i.e. American Greetings Spiritual Expressions, American Greetings Sunday School Crafts and American Greetings Scrapbooks and More). Additionally, FindEx.com offers the CBA Market educational and family titles from Mattel that are synergistic to its current offering and consistent with the desires of the CBA shopper. With its partnership with Mattel, FindEx.com can offer more than 500 software titles to the CBA Market.

         As with its competitors, FindEx.com faces the challenge of reaching the mostly independent 3500 CBA stores on a consistent basis to keep them informed of new releases, promotional offers, etc. In addition to advertising in trade publications and maintaining a large presence at CBA Trade shows and events, FindEx.com believes that it is critical to see each customer routinely in order to stay ahead of the competition. In order to do this, FindEx.com engaged the services of Genesis Marketing Group, the premier marketing and sales group to the CBA in the country. With over 30 sales reps, Genesis sees each of the 3500 independent stores face to face at least once each calendar quarter and presents them with the latest in FindEx.com products and promotions. This has already proven to give Findex.com an edge over its competition, which relies more on advertising to reach the CBA customers.

         At secular retail, FindEx.com continues to be the top seller of Bible study software and is developing additional product offerings and promotions to grow its market share. Through its exclusive distribution agreement with Mattel, FindEx.com enjoys the strength of a large secular retail sales force that its competitors do not have. Mattel has been one of the top retail software sales companies for the past five years and has a nationwide sales force.

         In the direct sales market, FindEx.com uses the strength of Mattel's direct marketing and sales force to sells its products directly to the consumer. Mattel sends out several million catalogs, emails and direct offerings for FindEx.com products annually and has a direct sales infrastructure of over 300 telephone sales reps to handle both inbound and outbound sales campaigns. Additionally, over 12% of FindEx.com's direct sales come through its Internet site www.quickverse.com, which is driven by Mattel's www.shopmattel.com.

--------------------------------------------------------------------------------

         The Company will face extreme competition both in the identification and acquisition of appropriate Findex businesses and in the operation of any businesses acquired. There are many established management and financial consulting companies and venture capital firms which have significantly greater financial and personal resources, technical expertise and experience than the Company. In view of the Company's limited financial resources and management availability, the Company will continue to be at a significant competitive disadvantage vis-a-vis the Company's competitors.

                                    EMPLOYEES

         The Company currently has 21 employees operating the software publishing business. FindEx.com has engaged the services of several consulting firms who are working full time for the company. The Company relies heavily on its current officers and directors in operating its businesses including the Company's executive officer resident in Omaha, Nebraska. These officers and directors will devote as much time as the Board of Directors determines is necessary to carry out the affairs of the Company.

                             TRADEMARKS AND PATENTS

         The Company, through its license with Parsons Technology/Mattel, has shared trademarks and but has not applied for any new patents or trademarks.

                                    PROPERTY

         The Company's principal executive offices are located at 11640 Arbor St, Omaha, Nebraska. The Company subleases these corporate offices under a lease agreement with Ervin & Smith Inc. The Company also leases warehouse space in LaVista, Nebraska as the Company's distribution and fulfillment facility. The Company leases office space in Cedar Rapids, Iowa for sales offices. The Company leases office space for product development and editorial support in Naperville, Illinois.

                                   LITIGATION

         There is no outstanding material litigation in which the Company is involved and the Company is unaware of any pending actions or claims against it.

                            DESCRIPTION OF SECURITIES

         The Company has an authorized capitalization of 50,000,000 shares of common stock, $.001 par value per share ("Common Stock") and 5,000,000 authorized shares of preferred stock, $.001 par value per share. The Company's Articles of Incorporation authorize the Company's Board of Directors to direct the issuance of shares of preferred stock in one or more series from time to time and to fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock. These may include voting rights, dividend rates and whether dividends are cumulative, terms and conditions of redemption or conversion, and rights upon liquidation.

Common Stock

         Following the Share Exchange, there were 9,591,346 shares of the Company's Common Stock issued and outstanding. The holders of the Company's common stock are entitled to one non-cumulative vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive ratably any dividends that are declared by the Company's Board of Directors out of funds legally available therefor and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company. Holders of Company's Common Stock have no preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto.





--------------------------------------------------------------------------------

Preferred Stock

         Following the Share Exchange, there were approximately 20,000 shares of the Company's Series A Convertible Preferred Stock issued and outstanding at a face price of $10.00 per share. The Series A Convertible Preferred Stock is entitled to receive a dividend of $.50 per annum per share, and no more when, as and if declared by the Board of Directors. The Series A Convertible Preferred Stock has voting rights limited to one vote for each share held. The Series A Convertible Preferred Stock may be redeemed by the Company at any time after April 15, 2000 into fully paid and nonassessable shares of Common Stock and such securities and property initially at the rate of 10 shares of Common Stock for each full share of Convertible Preferred Stock plus an amount equal to the dividends accrued and unpaid thereon to the conversion date.

         Following the Share Exchange, there were approximately 67,500 shares of the Company's Series B Convertible Preferred Stock issued and outstanding at a face price of $20.00 per share. The Series B Convertible Preferred Stock is entitled to receive a dividend of $1.60 per annum per share, and no more when, as and if declared by the Board of Directors. The Series A Convertible Preferred Stock has voting rights limited to one vote for each share held. The Series B Convertible Preferred Stock shall be convertible into fully paid and nonassessable shares of Common Stock and such securities and property initially at the rate of 1 share of Common Stock for each full share of Convertible Preferred Stock.

         The Board of Directors, without shareholder approval, may issue preferred stock with voting and conversion rights that could materially and adversely affect the voting power of the holders of Common Stock. The issuance of preferred stock could also decrease the amount of earnings and assets available for distribution to holders of Common Stock. In addition, the issuance of preferred stock may have the effect of delaying or preventing a change of control of the Company. At present, the Company has no plans to issue any shares of preferred stock.

Transfer Agent

         The transfer agent for the Company's Common Stock is Atlas Stock Transfer Corporation, 5899 South State ST., Salt Lake City, Utah 84107. The Company serves as its own transfer agent and registrar for its Series A and Series B preferred stock.


                       MARKET FOR FINDEX.COM'S SECURITIES

         The Company's Common Stock is traded on the OTC Bulletin Board, a service provided by the Nasdaq Stock Market Inc., under the symbol, "FIND". The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934. The Company was required to become a reporting company by the close of business on April 19, 2000. FindEx.com acquired all the outstanding shares of Reagan to become successor issuer to it pursuant to Rule 12g-3 in order to comply with the reporting company requirements implemented by the Nasdaq Stock Market.

         The following table sets forth for the periods indicated the high and low bid prices for the common stock as reported each quarterly period within the last two fiscal years on the OTC Bulletin Board. The prices have been adjusted to reflect the 20-to-1 reverse split of the Company's common stock effected in July 1999. The prices are inter-dealer prices, do not include retail mark up, mark down or commission and may not necessarily represent actual transactions.

   Quarter Ended       Open Price    High Price    Low Price    Closing Price

June, 1999                4.75          19.00        4.75           10.81

September, 1999          11.00          12.44        5.75            8.94

December, 1999            8.63          12.88        4.38           10.50

March 14, 2000            8.94           9.00        8.63            8.75





--------------------------------------------------------------------------------

         During the last two years, no dividends have been paid on the Company's stock and the Company does not anticipate paying any cash dividends in the foreseeable future. Although it is the Company's intention to utilize all available funds for the development of the Company's business, no restrictions are in place which would limit or restrict the ability of the Company to pay dividends.

                                   MANAGEMENT

Information as to the directors and officers of the Company is as follow:

Name                               Position
----                               --------

Joseph V. Szczepaniak              President, Secretary and Director
William E. Terrill                 Chief Technical Officer
Steven Malone                      Vice President of Sales

Joseph V. Szczepaniak. Joe Szczepaniak has over 17 years of management experience in the computer software industry. He has headed up the Sales & Marketing divisions of many leading companies, such as InfoUSA, Parson's Technology Church Division, Software Publishing Corporation, Inc., DS Technologies, Software Toolworks, Inc. and Grolier Electronic Publishing. As the President of the Consumer/CD ROM Division of InfoUSA, Joe was responsible for all functional areas of the company's division including marketing, sales, operations, and finance. While serving as the Senior Vice President of Grolier, retail sales increased over ten times during the first 24 months of his tenure. Mr. Szczepaniak was one of the founders of DS Technologies, the software publishing company that developed software utilities for Central Point Software/Peter Norton/Symantec.

William E. Terrill. Bill Terrill has over nineteen years of experience in the software publishing industry, serving various critical management and technical roles. In Bill's most recent position, Vice President, Church Software Division at Parsons Technology (a division of Mattel), he headed the leading Bible reference software division responsible for award-winning products, such as Quick Verse, Quick Verse Multimedia Life Application Bible, Zondervan Multimedia NIV, Membership Plus, and The Book CD-ROM. As Senior Vice President at Mindscape, Bill created, grew and managed the Reference Product Division for Mindscape. Bill was one of the original founders of DS Technologies, the software publishing company who developed software utilities for Central Point Software/Peter Norton/Symantec.

Bill has also worked as an industry technology consultant for companies such as The Learning Company, Grolier Interactive, Thomas Nelson Publishing, Software Publishing Corporation, IBM Global Services, Common Wealth Edison and Nalco Chemical.

Steven Malone. Steven Malone possesses over twelve years of experience in the computer industry, with the last seven focused on software sales. As a National Account Manager for Grolier Interactive, he was responsible for their largest retail and distribution accounts, such as CompUSA, Staples and Tech Data. As Director of Corporate Sales for Software Publishing Corporation (SPC), he was responsible for the on-going sales growth of premiere corporate products, such as the award winning Harvard Graphics, as well as the introduction of several new products to the corporate marketplace. As Director of Sales for InfoUSA, he was responsible for all sales and marketing of InfoUSA's products to retail, distribution, OEM and corporate accounts. InfoUSA's products include ProCD's SelectPhone, PhoneDisc's Powerfinder and Streets USA.

                             EXECUTIVE COMPENSATION

         All of the Company's officers and/or directors currently receive compensation for their services rendered to the Company.






--------------------------------------------------------------------------------

         They also receive retirement, pension, profit sharing, stock option, or insurance programs or other similar programs that have been adopted by the Company for the benefit of its employees.


                              RELATED TRANSACTIONS

Transactions with Management and Related Transactions

         FindEx.com and TM Capital Partners, LLC ("TMC") entered into a service agreement on March 4, 2000. Under the terms of this agreement TMC agreed to (i) assist FindEx.com in locating a reporting company for possible acquisition by FindEx.com; (ii) provide advice to FindEx.com regarding the acquisition of such company by FindEx.com; (iii) assist FindEx.com in maintaining its listing on the OTCBB and (iv) assist FindEx.com with the preparation and filing of this Form 8-K with the Commission. TMC is a limited liability company owned by MHE, Inc. and KT Ventures, LLC, who are also members of MHE Projix, LLC, the former majority shareholder of Reagan Holdings, Inc. Additionally, Mark Elenowitz and Louis Taubman, former shareholders, officers and directors of Reagan Holdings, Inc. are indirect beneficial owners of TMC. In consideration for its services to Findex.com, TMC will receive a consulting fee of $150,000. As a result of the Share Exchange, Mark Elenowitz and Louis Taubman are shareholders of Findex.com.

Indebtedness of Management

         No member of the management, officers, or directors is or has been indebted to the Company. No director or officer is personally liable for the repayment of amounts by any financing received by the Company.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Nevada law authorizes a Nevada corporation to indemnify its officers and directors against claims or liabilities arising out of such person's conduct as officers or directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. The Articles of Incorporation provide for indemnification of the directors of the Company. In addition, the Bylaws of the Company provide for indemnification of the directors, officers, employees or agents of the Company. In general, these provision provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.


ITEM 5.  OTHER EVENTS

Successor Issuer Election

Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, upon effectiveness of the Share Exchange, the Company became the successor issuer to Reagan for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective March 15, 2000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) No financial statements are filed herewith. As of the date hereof it is impractical for Registrant to provide the financial statements required by this item. The Registrant shall file the required financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K must be filed.

(b) The Exhibits to this Report are listed in the Exhibit Index set forth below.





--------------------------------------------------------------------------------

ITEM 8.  CHANGE IN FISCAL YEAR

FindEx.com has a December 31 fiscal year end. The fiscal year end of Reagan is September 30. The Company will file a Transitional Report on Form 10-KSB, if required.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FINDEX.COM, INC.



By: /s/ Joseph V. Szczepaniak
    ---------------------------
    Joseph V. Szczepaniak
    President

March 15, 2000


                                    EXHIBIT INDEX


 2.1 Share Exchange Agreement between FindEx.com, Inc. and the shareholders of Reagan Holdings Inc., dated March 07, 2000

 3.1    Articles of Incorporation of FindEx.com, Inc.

 3.2    By-Laws of FindEx.com, Inc.

16.1    Letter RE Change in Certifying Accountant

21.1    List of Subsidiaries
















--------------------------------------------------------------------------------
                                                                          Page 9